                                                                  EXHIBIT 99.06

                             CAPMAC HOLDINGS INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 10, 1998

  The undersigned hereby revokes all prior proxies and appoints Ram D. Wertheim and Paul V. Palmer, and each of any of them, as attorneys and agents of the undersigned with full power of substitution, to represent the undersigned and to vote as Proxy all shares of the Common Stock of CapMAC Holdings Inc. ("CapMAC"), which the undersigned is entitled to vote, at the Special Meeting of the Stockholders of CapMAC to be held on February 10, 1998, at 10:00 a.m., local time, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York and at any adjournments thereof, upon the proposal listed on the reverse side hereof and in their discretion, upon other matters incident to the conduct of the meeting.

  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

  SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on other side)

  This proxy will be voted and will be voted as specified by the stockholder. If no choice is specified, it will be voted FOR the proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of November 13, 1997 (the "Original Agreement"), as amended by Amendment No. 1 thereto, dated January 16, 1998 (the "Amendment") among MBIA Inc., CMA Acquisition Corporation and CapMAC. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement/Prospectus and a copy of the Amendment is attached as Annex A to the Supplement relating to the Special Meeting.

            [_] FO_____________[_] AGAINS______________[_] ABSTAINTR

2. In accordance with their discretion on any matters incident to the conduct of the meeting.

                                     SIGN, DATE AND RETURN THIS PROXY CARD
                                     PROMPTLY USING THE ENCLOSED ENVELOPE.
                                     Signature should conform exactly to name shown on this proxy. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears on this proxy. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date ______________________________  ------------------------------------------
                                     Signature

Date ______________________________  ------------------------------------------
                                     Signature